EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of iBasis, Inc., and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: June 29, 2006

KONINKLIJKE KPN N.V.,
by
/s/ Leon J. Merkun
Name: L.J. Merkun
Title: Treasurer, Director M&A

KPN TELECOM B.V.,
by: KONINKLIJKE KPN N.V., its sole director
/s/ Leon J. Merkun
Name: L.J. Merkun
Title: Treasurer, Director M&A